EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT ("Agreement") made as of this 30th day of September, 1998 by and between THE NETPLEX GROUP, INC., a New York corporation with its principal place of business at 8260 Greensboro Drive, McLean, Virginia 22102 ("Netplex"), and David North (the "Employee").

                  WHEREAS,   Netplex  and  Applied   Intelligence   Group,  Inc.
("Seller") have entered into an Asset Acquisition Agreement dated the 31st day of August, 1998, and

                  WHEREAS, Employee was an officer and employee of Seller, and

                  WHEREAS, as a material part of the consideration of said Asset Acquisition Agreement, Employee was to be employed by Netplex during the Earn-Out Period ("Earn-Out Period") as defined in the Earn-Out Agreement ("Earn-Out Agreement") executed between Seller and Netplex pursuant to the Asset Acquisition Agreement to assist in accomplishing the goals and intent of said Earn-Out Agreement as further set forth in said Earn-Out Agreement, and

                  WHEREAS the employment of Employee was a substantial portion of the consideration received by Netplex, without which Netplex would not have consummated the Asset Acquisition Agreement, and

                  WHEREAS, Netplex desires to employ the Employee and the Employee is willing to undertake such employment, and the parties hereto wish to set forth certain terms of the Employee's employment with Netplex.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto do agree as follows:

1. Employment. Netplex hereby employs the Employee, and the Employee hereby accepts such employment, as the Vice President of Consulting of AIG, a division of Netplex, upon the terms and subject to the conditions contained herein.

2.       Duties.

         A. The Employee shall perform all duties commensurate with the Employee's position and which are assigned by the President of Netplex, or his designee; provided however and notwithstanding anything to the contrary herein, during said Earn-Out Period, Employee shall be assigned such duties as are reasonably necessary to carry out the terms and conditions of the Earn-Out Agreement. Said Earn-Out Agreement is incorporated herein by reference and Employee shall not be assigned any duties which are contrary to the terms and conditions of said Earn-Out Agreement.

         B. Throughout his employment hereunder, but subject to the limitations set forth in paragraph 2(A) above, the Employee shall devote his full time, attention, knowledge and skills during normal business hours in furtherance of the business of Netplex and will faithfully, diligently, and to the best of his ability, perform the duties described above and further Netplex's best interests.

         C. During his employment, the Employee shall not knowingly engage, and shall not knowingly solicit any employees of Netplex, or its subsidiaries or other affiliates to engage, in any commercial activities which are in any way in competition with the activities of Netplex, or which in any way materially interfere with the performance of his duties or responsibilities to Netplex.

         D. Subject to the limitations set forth in paragraph 2(A) of this Agreement, the Employee shall at all times be subject to, observe and carry out such reasonable rules, regulations, polices, directions and restrictions as Netplex, consistent with Employee's rights and duties under this Agreement, may from time to time establish and those imposed by law, provided that the same are generally applicable to all similarly situated employees.

3. Employee Covenants. In order to induce the Company to enter into this Agreement, the Employee hereby agrees as follows:

         A. Except when he is directed to do otherwise by the President of Netplex, his designee, or any successor to him, and except as required by law, court order or subpoena, the Employee shall keep confidential and shall not divulge to any other person or entity, during the term of the Employee's employment or thereafter, any of the business secrets or other confidential information regarding Netplex or its subsidiaries (i) which have not otherwise become public knowledge, (ii) which were already known to Employee or learned by Employee from independent sources, or which have been disclosed by Netplex
                  to  others   without   substantial   restriction   on  further
                  disclosure.

         B. All papers, books and records of every kind and description relating to the business and affairs of Netplex, whether or not prepared by the Employee, shall be the sole and exclusive property of Netplex, and the Employee shall surrender them to Netplex at any time upon request by the President.

         C. Subject to the limitations set forth in paragraph 2(A) above, during the term of employment by Netplex or one of its subsidiary companies, Employee shall devote substantially all of his time, attention and energies during normal working hours to the performance of the business of Netplex, and Employee shall not, directly or indirectly, alone or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, be actively engaged in or concerned with any other duties or pursuits which materially interfere with the performance of his duties as an Employee of Netplex.

4. Compensation. As full compensation for Employee's services hereunder and in exchange for his promises contained herein, the Company shall compensate the Employee in the manner set forth below. The amounts set forth below shall be subject to any withholding or other deductions required by law.

         A. For the period beginning on October 1, 1998 and ending December 31, 2000, Employee shall receive a biweekly salary of $5,000 ($130,000 per year), paid one week in arrears. Netplex may increase Employee's salary during the term of this Agreement in Netplex's sole discretion.

         B. Bonuses. Employee shall be eligible to receive quarterly bonuses based on the Net Profit of AIG, a Division of Netplex (as "Net Profit" is defined in said Earn-Out Agreement.) Employee's quarterly bonus will equal three percent (3%) of the quarterly Net Profit, plus an additional one and one-half percent (1.5%) of the Net Profit above the quota for the quarter. Losses from the previous quarter will carry forward to the next quarter for the purposes of calculating any bonus hereunder. No bonus will be paid for a quarter if the cumulative minimum Net Profit for the AIG operations is less than the minimum set forth in the attached Quota Schedule. The payment due for each quarter under this Section 4.B. shall be paid on the next regular payroll after sixty (60) days after the end of each quarter for which a bonus is earned. On or before the first payroll date after December 1, 1998, Employee shall receive from Netplex a bonus equal to three percent (3%) of the Net Profit in excess of $50,000 for the month of September, 1998, plus an additional one and one-half percent (1.5%) of any Net Profit for September, 1998 above $200,000.

         C. Vacation. Employee shall accrue vacation at the rate of 6.154 hours per biweekly pay period beginning October 1, 1998. Employee shall be credited with any prior service and with any vacation which was accrued and unused as of September 30, 1998.

         D. Benefits. Employee shall be eligible for Netplex's customary group benefits programs.

         E. Stock Options. Upon execution of this agreement, Netplex shall grant to Employee options to purchase fifty thousand (50,000) shares of Netplex Common Stock in accordance with the Stock Option Agreement attached hereto as Exhibit 1.

5. Non-competition.

         A. If Employee terminates his employment, then for a period of one (1) year after such termination of this Agreement, or after cessation of Employee's employment with Netplex for any reason (including termination of employment by Netplex without Cause), whichever period is longer, Employee shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, engage in any business activity which is directly or indirectly in competition with the products or services owned, sold, manufactured, marketed, provided or developed by Netplex and its subsidiaries during Employee's employment by Netplex. Employee acknowledges and agrees that his employment may extend beyond the termination date of this Agreement, and that Employee's obligations hereunder begin upon termination of employment, and not upon the expiration date of this Agreement.

         B. If Netplex terminates Employee's employment without Cause, the provisions of this Agreement shall be enforceable against the Employee only as long as Employee is receiving the compensation set forth in Paragraph 4.A and 4.E above, but in no event past December 31, 2000. The provisions of this Agreement shall not apply if Employee is no longer receiving any such compensation.

         C. In any event, for a period of two (2) year after the termination of this Agreement or for a period of two (2) years after cessation of Employee's employment with Netplex for any reason (including termination of employment by Netplex without Cause), whichever period is longer, Employee shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit the employment of, or hire, any employee of Netplex, or any Netplex subsidiary, or cause any such employee to terminate the employee's relationship with Netplex or any Netplex subsidiary, without the prior written approval of Netplex. Employee acknowledges and agrees that his employment may extend beyond the termination date of this Agreement, and that Employee's obligations hereunder begin upon termination of employment, and not upon the expiration date of this Agreement.

         D. In any event, for a period of two (2) years after the termination of this Agreement or for a period of two (2) years after cessation of Employee's employment with Netplex for any reason (including termination of employment by Netplex without Cause), whichever period is longer, but only if during such period Netplex shall continue to pay employee the greater of
                  (i) his salary at the time of his termination or cessation of employment or (ii) the salary set forth in Section 4.A above, Employee shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit any of the accounts of Netplex which were customers of the Employee's business unit or which were directly or indirectly managed by the Employee unless such solicitation is undertaken on behalf of a business venture which does not compete, directly or indirectly, with the products or services owned, sold, manufactured, marketed, provided or developed by Netplex and its subsidiaries during Employee's employment by Netplex. For the purposes of this subsection, a business shall be deemed to be in competition with Netplex and its subsidiaries only if the products or services of such business are substantially similar in purpose, function or capability to the products or services then being developed, manufactured, marketed, provided or sold by Netplex or a Netplex subsidiary. Employee acknowledges and agrees that his employment may extend beyond the termination date of this Agreement, and that Employee's obligations hereunder begin upon termination of employment, and not upon the expiration date of this Agreement.

         E. The parties agree that the Employee's services are unique, that this Agreement is being entered into in connection with Asset Acquisition Agreement dated August 31, 1998 between Netplex and Applied Intelligence Group, Inc., and that any breach or threatened breach of the provisions of this Agreement will cause irreparable injury to Netplex and that money damages will not provide an adequate remedy. Accordingly, Netplex shall, in addition to other remedies provided by law, but subject nonetheless to the terms and conditions of this Agreement, be entitled to such equitable and injunctive relief as may be necessary to enforce the provisions of this agreement against the Employee or any person or entity participating in such breach or threatened breach. Nothing contained herein shall be construed as prohibiting Netplex from pursuing any other and additional remedies available to it, at law or in equity, for such breach or threatened breach including any recovery of damages from the Employee and the immediate termination of his employment.

The provisions of this Section 5 shall survive termination of this Agreement.

6.  Duration and Termination.

         A. Duration. The term of this Agreement shall commence on October 1, 1998, and shall terminate on December 31, 2000, unless earlier terminated pursuant to the provisions hereof.

         B. Termination Upon Death of Employee. This Agreement shall immediately terminate, and all rights, benefits and obligations hereunder shall cease, in the event of the Employee's death, except such rights of Employee which have accrued as of the date of death.

         C. Termination Upon Disability of Employee. In the event that a mutually acceptable physician determines that the Employee is unable to substantially perform his usual and customary duties under this Agreement for more than two (2) months in any calendar year, this Agreement shall immediately terminate and all rights, benefits and obligations hereunder shall cease, except such rights of Employee which have accrued as of the date of disability.

         D. Termination by the Company for Reasons Other Than Cause. In the event of the termination of this Agreement by the Company for any reason other than "Cause" (as hereinafter defined), the Employee shall be entitled (without any obligation on the part of the Employee to mitigate damages) to continuation of the salary and the benefits provided hereunder, and for each remaining quarter of the term of this Agreement, Employee shall also receive the greater of (i) the Employee Bonuses due pursuant to Section 4.B. of this Agreement or (ii) fifteen percent (15%) of the salary paid to Employee for such quarter. Continuation of the salary and the benefits hereunder shall not constitute continuation of employment for the purposes of Paragraph 5.

         E. Termination by the Company for Cause. The Company shall have the right to terminate this Agreement in any of the following events, each of which shall constitute "Cause". Termination under this subsection (E) shall be without damages or liability to the Employee for compensation and other benefits which would have accrued hereunder after termination; provided however, and notwithstanding anything to the contrary herein, any rights and benefits of Employee which have accrued prior to such termination shall not be affected by such termination. Cause is defined as:

                  (i) the Employee's willful and material breach in respect of his duties under this Agreement if such breach continues unremedied for fifteen (15) days after written notice thereof to the Employee specifying the acts constituting the breach and requesting that they be remedied; or

                  (ii)     fraud   committed  in  connection   with   Employee's
                           employment,    or    theft,    misappropriation    or
                           embezzlement of Netplex's funds; or

                  (iii) a conviction, plea of nolo contendere, plea to a lesser charge in lieu of a felony, of a felony, a crime involving fraud or misrepresentation, or any other crime, the effect of which is likely to
                           materially   adversely   affect   Netplex;   or

                  (iv) intentional violation of any Law which results in material liability to Netplex;

                  (v)      abuse of alcohol or other  drugs,  or the illegal use
                           of  drugs,  which  materially   interferes  with  the
                           performance by Employee of his duties hereunder; or

                  (vi) failure of the Business to achieve the Minimum Net Profit, as specified on the Quota Schedule attached hereto, for any two quarters after the last quarter of 1998; provided however, if the Net Profit of the last Quarter of 1998 is less than one hundred thousand dollars ($100,000), then the last Quarter of 1998 would be counted as one of the Quarters under this paragraph.

 7. Successors and Assigns. The rights and obligations of Netplex hereunder shall run in favor of and shall be binding upon Netplex, its successors, assigns, nominees or other legal representatives. Termination of Employee's employment shall not operate to relieve him of any remaining obligations hereunder. Subject to the limitations set forth in paragraph 2(A) of this Agreement, Employee acknowledges that Netplex may assign its obligations under this agreement to a Netplex subsidiary without the consent of Employee, provided however that the assignee agrees to be bound by the terms and conditions of this agreement; and provided further that Netplex in the event of any such assignment shall not be relieved of its obligations under this
         Agreement.   Employee  may  not  assign  his  rights  and   obligations
         hereunder.

 8. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, or three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows:

         A. if to Netplex, to President, The Netplex Group, Inc., 8260 Greensboro Drive, Fifth Floor, McLean, Virginia 22102; and

         B. if to the Employee, to David North, 3113 Fisher Rd., Edmond, Oklahoma 73013.

         Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

9. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

10. Prior Understanding. This Agreement embodies the entire understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof, except for the Asset Acquisition Agreement. No change, alteration or modification hereof may be made except in a writing, signed by both parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

11. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

12. Choice of Laws. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Oklahoma, and this Agreement shall be construed in accordance with and governed by the laws of the state of Oklahoma without giving effect to principles of conflicts of law thereunder.

13. Attorney Fees. In the event of any litigation between the parties hereto, the prevailing party shall be entitled to all of its costs incurred in such litigation, including reasonable attorneys' fees.

14. Nonwaiver. The waiver of any violation or breach of this Agreement by either party hereto shall not be deemed to be a waiver of any continuing violation or breach or a waiver of any other violation or breach of this Agreement.


                             SIGNATURE PAGE FOLLOWS

                                 Signature Page
                              EMPLOYMENT AGREEMENT
                                   David North

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


THE NETPLEX GROUP, INC.                          EMPLOYEE



By: __________________________                   ___________________________
Its: ___________________________

                                 QUOTA SCHEDULE


Quarter                   Minimum Net Profit (cumulative)          Quota

4Q 1998                   $200,000                                 $400,000

1Q 1999                   $437,500                                 $475,000

2Q 1999                   $712,500                                 $550,000

3Q 1999                   $1,025,000                               $625,000

4Q 1999                   $1,375,000                               $700,000

1Q 2000                   $1,762,500                               $775,000

2Q 2000                   $2,187,500                               $850,000

3Q 2000                   $2,650,000                               $925,000

4Q 2000                   $3,150,000                               $1,000,000